SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 11, 2003

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5.    Other Events.

On July 9, 2003, the Company entered into an equity transaction for $600,000 with substantial institutional investors. The Company issued a combination of 750,000 shares of common stock and warrants to purchase 375,000 shares of common stock. The shares of common stock were purchased at a price of $0.80 per share and the warrants will entitle the holders thereof to purchase shares of common stock at a price of $1.125 per share for a period of five years. The Company has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of common stock issued in this financing and the shares of common stock issuable on exercise of warrants within thirty days of the closing. In connection with the transaction, 50,000 shares of Common Stock were issued to each of Triad Capital LLC and Broadband Capital Management LLC that may be included in the registration statement to be filed with the Securities and Exchange Commission in connection with this transaction.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

10.5	Securities Purchase Agreement dated July 9, 2003.

10.6	Form of Warrant dated July 9, 2003.

99.5	Press release dated July 10, 2003 reporting the issuance of common stock and warrants.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:	July 11, 2003	By:	/s/ Dan F. Cooke
Dan F. Cooke Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.5	Securities Purchase Agreement dated July 9, 2003.

10.6	Form of Warrant dated July 9, 2003.

99.5	Press release dated July 10, 2003 reporting the issuance of common stock and warrants.